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                                                                    EXHIBIT 23.1

                         CONSENT OF ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A, into the Company's previously filed registration statements, Reg. Nos. 333-96341, 333-31342, 333-85791, 333-53667,
333-28147, 333-27009, 333-03703, 333-49180, 333-36478, 333-40038 and 333-43838.
It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the dates of our reports.
                                                       /s/ ARTHUR ANDERSEN LLP


August 6, 2001
Dallas, Texas